Joint Filer Information

NAME: GLG Partners Limited
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ADDRESS:  c/o GLG Partners LP
-------   1 Curzon Street
          London W1J 5HB
          England

DESIGNATED FILER: GLG Partners LP
----------------

ISSUER AND TICKER SYMBOL: ZBB Energy Corporation (ZBB)
------------------------

DATE OF EVENT REQUIRING STATEMENT: June 2, 2009
---------------------------------

SIGNATURE:
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                   By: /s/ Victoria Parry
                   -----------------------------
                   Name: Victoria Parry
                   Title:  Senior Legal Counsel of GLG Partners LP

                   By: /s/ Emmanuel Roman
                   -----------------------------
                   Name: Emmanuel Roman
                   Title:  Managing Director

                             Joint Filer Information

NAME: GLG Partners Inc.
----

ADDRESS:  c/o GLG Partners LP
-------   1 Curzon Street
          London W1J 5HB
          England

DESIGNATED FILER: GLG Partners LP
----------------

ISSUER AND TICKER SYMBOL: ZBB Energy Corporation (ZBB)
------------------------

DATE OF EVENT REQUIRING STATEMENT: June 2, 2009
---------------------------------

SIGNATURE:
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     By: /s/ Alejandro R. San Miguel
         -----------------------------
         Name: Alejandro R. San Miguel
         Title: General Counsel and Corporate Secretary